UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2010

Robbins & Myers, Inc.
(Exact name of Registrant as specified in its charter)

Ohio	001-13651	31-0424220

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

51 Plum St., Suite 260, Dayton, Ohio	45440

(Address of principal executive offices)	(Zip code)
937-458-6600
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-10.1
EX-10.2
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On October 6, 2010, Robbins & Myers, Inc., an Ohio corporation (“Robbins & Myers”), Triple Merger I, Inc., a Delaware corporation and a wholly-owned subsidiary of Robbins & Myers (“Merger Sub I”), Triple Merger II, Inc., a Delaware corporation and a wholly-owned subsidiary of Robins & Myers (“Merger Sub II”), and T-3 Energy Services, Inc. a Delaware corporation (“T-3”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions sets forth in the Merger Agreement, Merger Sub I will merge with and into T-3, with T-3 surviving as a wholly-owned subsidiary of Robbins & Myers (the “Merger”). The Merger Agreement and the Merger have been unanimously approved by the Boards of Directors of both Robbins & Myers and T-3.
     Under the Merger Agreement, T-3 stockholders will receive 0.894 Common Shares of Robbins & Myers, without par value, plus $7.95 in cash, without interest, for each share of Common Stock of T-3, par value $0.001 per share, they own. By way of example only, as of October 5, 2010 (the day prior to the date of execution of the Merger Agreement), the closing price of Robbins & Myers Common Shares was $26.68 per share and T-3 stockholders would have received consideration valued at $31.80 per share for each share of T-3 Common Stock they own. This represents an implied premium of 17% over the $27.15 closing price of T-3 Common Stock on October 5, 2010.
     The exchange ratio is fixed and will not be adjusted in the event of any change in the price of Robbins and Myers Common Shares or T-3 Common Stock between the date of the Merger Agreement and the closing. Because the exchange ratio is fixed, the value of the consideration paid for each share of T-3 Common Stock will vary based upon any changes in the market value of Common Shares of Robbins & Myers. Changes in the market value of shares of T-3 Common Stock will have no effect upon the value of the consideration paid for each share of T-3 Common Stock.
     Upon completion of the Merger, T-3 stockholders will own approximately 27% of the outstanding Common Shares of Robbins & Myers.
     If necessary in order to preserve the desired tax treatment for Common Shares of Robbins & Myers issued to the T-3 stockholders, T-3 will be merged with and into Merger Sub II shortly after the closing, with Merger Sub II being the surviving corporation.
     Robbins & Myers will not issue any fractional shares in the Merger. T-3 stockholders who would otherwise receive a fraction of a Common Share of Robbins & Myers in the Merger will receive an amount in cash equal to the value of such fractional share, based upon the closing price of Robbins & Myers Common Shares on the New York Stock Exchange (the “NYSE”) on the last trading day prior to the closing of the Merger.
     On the day prior to the closing of the Merger, each outstanding option to purchase shares of T-3 Common Stock, whether vested or unvested, will be deemed to be fully vested. On the day of the closing, each outstanding option will be converted into a fully vested and exercisable option to acquire Common Shares of Robbins & Myers, with the number of shares subject to such option being determined by multiplying the number of shares subject to the T-3 stock option by 1.192 and rounding up to the nearest whole share and the exercise price per share being determined by dividing the per share exercise price under the T-3 option by 1.192 and rounding up to the nearest whole cent.
     Each restricted share of T-3 Common Stock will become fully vested on the day preceding the date of closing of the Merger, and the holders of restricted shares of T-3 Common Stock will be treated in the same manner as other holders of T-3 Common Stock. Holders of outstanding warrants to purchase shares of T-3 Common Stock will, upon payment of the applicable purchase price under the warrants, be entitled to receive the merger consideration that would have been payable for the shares subject to the warrant had such shares been outstanding immediately prior to the closing.
     Because of the number of Common Shares that Robbins & Myers will be issuing in the Merger, the approval of the holders of two-thirds or more of all outstanding Common Shares of Robbins & Myers is required under Ohio law. Approval of the Merger by the holders of at least a majority of all outstanding shares of T-3 Common Stock is required under Delaware law.
     Completion of the Merger is conditioned upon: (1) approval by Robbins & Myers shareholders and T-3 stockholders; (2) the absence of any law or order prohibiting the closing; (3) regulatory approvals, including expiration or early termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976; (4) subject to certain exceptions, the accuracy of representations and warranties and the performance of covenants; (5) the effectiveness of a registration statement on Form S-4 that will be filed by Robbins & Myers for the issuance of its Common Shares in the Merger and the authorization of the listing of those shares on the NYSE; (6) the delivery of customary opinions from counsel to Robbins & Myers and T-3 that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes; and (7) other closing conditions set forth in the Merger Agreement.
     T-3 and Robbins & Myers have made customary representations, warranties, and covenants in the Merger Agreement. In general, Robbins & Myers and T-3 have each covenanted, in each case subject to certain exceptions (1) to conduct its business in the ordinary course; (2) to hold a meeting of its stockholders to consider approval of the Merger Agreement and the transactions contemplated by the Merger Agreement; (3) that its board of directors will recommend that its stockholders approve the Merger Agreement and the transactions contemplated by the Merger Agreement; (4) not to solicit proposals relating to alternative business combination transactions; and (5)  not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions.
     The Merger Agreement contains certain termination rights for both Robbins & Myers and T-3. The Merger Agreement further provides that, upon termination of the Merger Agreement, T-3 may be required to pay Robbins & Myers a termination fee of $12.0 million under specified circumstances and Robbins & Myers may be required to pay T-3 a termination fee of $24.0 million under other specified circumstances.

     The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.
     The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Robbins & Myers or T-3. The representations, warranties, and covenants contained in the Merger Agreement were made solely for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Robbins & Myers or T-3. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Robbins & Myers or T-3’s public disclosures.
     M.H.M. & Co., Ltd. (“MHM”), which owns 5,546,106 Common Shares of Robbins & Myers or approximately 16.8% of the outstanding Common Shares, has executed a Voting Agreement with Robbins & Myers and T-3 which, among other things, obligates MHM to vote its Common Shares of Robbins & Myers in favor of the Merger and the transactions contemplated by the Merger Agreement. A copy of the Voting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     The Voting Agreement will terminate at the earliest of (1) the mutual agreement of MHM and T-3; (2) the effective time of the Merger; (iii) a withdrawal of the recommendation of the Merger by the Board of Directors of Robbins & Myers or its recommendation of an alternative transaction; or (4) the termination of the Merger Agreement in accordance with its terms.
     Under the terms of Robbins & Myers’ Fifth Amended and Restated Credit Agreement, dated December 19, 2006, a change in control of Robbins & Myers, as defined in that Agreement, results in an event of default thereunder. Robbins & Myers has obtained a waiver of any default which may arise solely as a result of the approval of the Merger by either the Board of Directors or the shareholders of Robbins & Myers. A copy of that waiver is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
     On October 6, 2010, Robbins & Myers and T-3 issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements
     Statements set forth in this Current Report on Form 8-K that are not historical facts, including statements regarding future financial performance, future competitive positioning and business synergies, future acquisition cost savings, future accretion to earnings per share, future market demand, future benefits to shareholders, future economic and industry conditions, the proposed Merger (including its benefits, results, effects and timing), the attributes of T-3 as a subsidiary of Robbins & Myers and whether and when the transactions contemplated by the Merger Agreement will be consummated, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the companies’ control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. These risks and uncertainties include, but are not limited to: the failure of the shareholders of Robbins & Myers or the stockholders of T-3 to approve the Merger; satisfaction of the conditions to the closing of the Merger (including the receipt of regulatory approvals; potential uncertainties regarding market acceptance of the combined company; uncertainties as to the timing of the Merger; competitive responses to the proposed Merger; costs and difficulties related to integration of T-3’s businesses and operations; delays, costs and difficulties relating to the proposed Merger; the inability to or delay in obtaining cost savings and synergies from the Merger; inability to retain key personnel; changes in the demand for or price of oil and/or natural gas, which has been significantly impacted by the worldwide recession and the worldwide financial and credit crisis; a significant decline in capital expenditures; the ability to realize the benefits of restructuring programs; increases in competition; changes in the availability and cost of raw materials; foreign exchange rate fluctuations as well as economic or political instability in international markets and performance in hyperinflationary environments, such as Venezuela; work stoppages related to union negotiations; customer order cancellations; the possibility of product liability lawsuits that could harm the combined company’s businesses; events or circumstances which result in an impairment of, or valuation against, assets; the potential impact of U.S. and foreign legislation, government regulations, and other governmental action, including those relating to export and import of products and materials, and changes in the interpretation and application of such laws and regulations; the outcome of audit, compliance, administrative or investigatory reviews; proposed changes in U.S. tax law which could impact future tax expense and cash flow; decline in the market value of pension plan investment portfolios; and other important risk factors discussed more fully in Robbins & Myers’ and T-3’s reports on Form 10-K for the years ended August 31, 2009 and December 31, 2009, respectively; their respective recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; their joint proxy statement/prospectus to be filed with the Securities and Exchange Commission (“SEC”); and other reports filed by them from time to time with the SEC. Neither Robbins & Myers nor T-3 undertakes any obligation to revise or update publicly any forward-looking statements for any reason.
Additional Information
     In connection with the proposed Merger, Robbins & Myers and T-3 intend to file documents relating to the proposed Merger with the SEC, including a registration statement of Robbins & Myers, which will include a joint proxy statement of Robbins & Myers and T-3. INVESTORS

AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ROBBINS & MYERS, T-3 AND THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the registration statement and the joint proxy statement/prospectus (when they are available) and other documents containing information about Robbins & Myers and T-3, without charge, at the SEC’s web site at www.sec.gov. Copies of Robbins & Myers’ SEC filings also may be obtained for free by directing a request to Robbins & Myers, 51 Plum Street, Suite 260, Dayton, Ohio 45440, (937) 458-6600. Copies of T-3’s SEC filings also may be obtained for free by directing a request to T-3, 7135 Ardmore, Houston, Texas 77054, (713) 996-4110.
Participants in the Solicitation
     Robbins & Myers and T-3 and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the Merger. Information about these persons can be found in Robbins & Myers’ Annual Report on Form 10-K for its fiscal year ended August 31, 2009, as filed with the SEC on October 26, 2009, Robbins & Myers’ proxy statement relating to its 2010 Annual Meeting of Shareholders, as filed with the SEC on December 4, 2009, T-3’s proxy statement relating to its 2010 Annual Meeting of Stockholders, as filed with the SEC on April 30, 2010, and T-3’s Current Report on Form 8-K filed with the SEC on June 16, 2010. These documents can be obtained free of charge from the sources indicated above. Additional information about the special interests of these persons in the proposed Merger will be included in the registration statement and the joint proxy statement/prospectus to be filed with the SEC in connection with the proposed Merger.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

2.1*	Agreement and Plan of Merger, dated as of October 6, 2010, by and among Robbins & Myers, Inc., Triple Merger I, Inc., Triple Merger II, Inc., and T-3 Energy Services, Inc.

10.1	Voting Agreement, dated October 6, 2010, by and among M.H.M. & Co., Ltd., Robbins & Myers, Inc., and T-3 Energy Services, Inc.

10.2	Waiver, dated as of October 6, 2010, by and among Robbins & Myers, Inc., Robbins & Myers Finance Europe B.V., the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Joint Press Release issued by Robbins & Myers, Inc. and T-3 Energy Services, Inc., dated October 6, 2010, announcing entry into the Merger Agreement.

*	The Agreement and Plan of Merger filed as Exhibit 2.1 omits the disclosure letters to the Merger Agreement. Robbins & Myers agrees to furnish supplementally a copy of these documents to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROBBINS & MYERS, INC.
October 6, 2010	By	/s/ PETER C. WALLACE
		Name:	Peter C. Wallace
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated October 6, 2010, by and among Robbins & Myers, Inc., Triple Merger I, Inc., Triple Merger II, Inc., and T-3 Energy Services, Inc.

10.1	Voting Agreement, dated October 6, 2010, by and among M.H.M. & Co., Ltd., Robbins & Myers, Inc., and T-3 Energy Services, Inc.

10.2	Waiver, dated as of October 6, 2010, by and among Robbins & Myers, Inc., Robbins & Myers Finance Europe B.V., the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Joint Press Release issued by Robbins & Myers, Inc. and T-3 Energy Services, Inc., dated October 6, 2010, announcing entry into the Merger Agreement.

*	The Agreement and Plan of Merger filed as Exhibit 2.1 omits the disclosure letters to the Merger Agreement. Robbins & Myers agrees to furnish supplementally a copy of these documents to the Securities and Exchange Commission upon request.